LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease") made as of the 1st day of July, 1999, by and between Sterling Realty Trust, a Trust made under a Declaration of Trust dated November 24, 1950, and recorded in Hampden County Registry of Deeds as Document No. 26882, in Book 2088, Page 123 (the "Landlord"), and Mestek, Inc., and its successors and assigns (the "Tenant") a Pennsylvania corporation, with offices at 260 North Elm Street, Westfield, MA 01085.

                                   WITNESSETH

         THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto do hereby covenant and agree as follows:

1.abLease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a portion of the 1st Floor of the premises commonly known as 125 North Elm Street ("Torrington Building"), Westfield, Massachusetts, 01085, representing 6,864 square feet, as indicated by the drawing attached as Exhibit A to this Lease (the "Premises"), which Premises is situated on that certain parcel of land described in Exhibit B to this Lease (the "Property"), together with the right and license to enter and use the adjacent property located on the corner of North Elm Street and Westminster Street as described in Exhibit C to this Lease, for the purposes of automobile parking for Tenant, its officers, employees, agents and invitees.

2.abTerm

2.1ab Term. The term of the Lease shall be for a period of five (5) years beginning on July 1, 1999 (the "Commencement Date") and ending on June 30, 2004 (the "Termination Date") at 5:00 p.m., subject to (a) earlier termination as provided in this Lease, or (b) the renewal of this Lease at the option of the Tenant for an additional five (5) year period upon three (3) months advance notice to Landlord, at an annual rent set forth in Section 3.3 below (the "Term").

2.2ab    Termination.
         -----------

                  2.2.1 This Lease shall terminate at the end of the Term, as it may be extended, pursuant to Section 2.1(b), without the necessity of any notice from either Landlord or Tenant to terminate the same.

                  2.2.2 This Lease may terminate at the election of Landlord in the event of any default of Tenant as described in Article 11 below.

                  2.2.3 Upon the expiration or sooner termination of the Term, Tenant shall quietly and peacefully surrender the Premises in good condition, reasonable wear and tear excepted, to Landlord. All appurtenances, fixtures and leasehold improvements installed in the Premises, whether by Landlord or Tenant, and whether at Landlord's expense or Tenant's expense shall be and remain the property of Landlord. All non-fixture personal property owned by Tenant and/or placed in the Premises shall remain the property of Tenant and shall be removed prior to the end of the Term or such other time as Tenant may lose the right of possession of the Premises. Any property of Tenant remaining in the Premises at the expiration or other termination of the Term, or at such other time as Tenant may lose the right of possession of the Premises, shall be deemed abandoned by Tenant and, at Landlord's option, shall become the property of Landlord. Landlord may remove such property and sell or otherwise dispose of the same in any manner without liability or obligation to account to Tenant therefor. Tenant shall pay Landlord on demand for all costs of Landlord in removing, storing and disposing of any such property.

3.abRent.

3.1ab Tenant shall pay to the Landlord at its offices in Westfield, MA 01085 or such other address as Landlord may designate, a rate of Eleven Dollars ($11.00) per square foot of floor area, which is equal to an annual rent (the "Annual Rent") of Seventy-Five Thousand Five Hundred Four Dollars and No/100 ($75,504.00), payable in monthly installments of Six Thousand Two Hundred Ninety-Two Dollars and No/100 ($6,292.00), in advance of the first day of each month of the Term, without any deduction, counterclaim, abatement or set-off whatsoever (except as may be expressly authorized by the terms of this Lease).

3.2ab Tenant shall also pay to Landlord, as additional rent during the initial term of this Lease ("Additional Rent"), the sum of $257,820.00, which is equal to the costs of $217,000 incurred by Landlord in the buildout of the Premises at 7% interest, payable in sixty equal installments of $4,297.00 each month on the day reserved hereunder for the payment of the Annual Rent, without any deduction, counterclaim, abatement or set-off whatsoever.

3.3ab The Annual Rent to be paid by Tenant includes all real estate taxes, real property insurance, and utilities, including water, gas, heat, light, power, electricity, fuel, sewer charges, but excluding telecommunications, and any and all other services and utilities supplied to the Premises together with any taxes or surcharges thereon.

3.4ab If Tenant  shall  elect to extend the term of this  Lease,  as provided in
Section 2.1(b), then the Annual Rent shall be adjusted (the "Adjusted Annual Rent") as follows:

3.4.1ab The Consumer Price Index for All Urban Consumers (CPI-U) as published on the Commencement Date ( the "Base Index") shall be compared to such index as published on the Termination Date (the "Current Index") and the change in the Consumer Price Index shall be expressed as a percentage where a number equal to the Current Index minus the Base Index shall be the numerator, and the Current Index shall be the denominator (the "Percentage Increase"); provided however that the Percentage Increase shall not be less than zero.

3.4.2ab The Adjusted Annual Rent shall equal the Annual Rent plus the product of the Annual Rent multiplied by one-half of the Percentage Increase; provided however that if the Percentage Increase is equal to zero percent (0.00%), then the Adjusted Annual Rent shall equal $11 per square foot. For purposes of illustration only; the Base Index is equal to 166.7, and assuming the Current Index is 200 as of June 30, 2004, then the Percentage Increase would equal 16.65% (200 - 166.7 / 200), and the Adjusted Annual Rent would equal $11.91 per square foot ($11 + ($11* (16.65% / 2)).

4.abInsurance.

4.1ab Property Insurance. Landlord shall obtain and keep in force during the Term of this Lease a policy of fire and extended coverage insurance with respect to the Premises.

4.2ab Liability Insurance. Tenant shall obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance in the amount of One Million Dollars and No/100 ($1,000,000.00), insuring Tenant and, as additional insured, Landlord, against any liability arising out of the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. All such policies shall be written as primary policies not contributing with and not only in excess of any coverage which Landlord may carry.

4.3ab Personal Property Insurance. Tenant shall, at Tenant's own expense, obtain and keep in force during the term of this Lease a policy of personal property insurance in an amount necessary to cover Tenants personal property on the Premises. The company or companies writing any insurance which Tenant is required to take out and maintain pursuant to this Lease, as well as the form of such insurance, shall at all times be subject to the Landlord's approval, and any such company or companies shall be licensed to do business in Massachusetts. Each policy evidencing such insurance shall (a) shall contain a provision by which the insured agrees that such policy shall not be canceled except after thirty (30) days written notice to Landlord and its designee, and (b) shall provide that coverage shall not be limited or denied by reason of the provisions in this Lease, including those relating to limitations of liability and waivers of subrogation and other rights. For all insurance policies procured by Tenant, a certificate of such insurance shall at all times be deposited with Landlord. If Tenant shall fail to perform any of its obligations under this Article 4, then in addition to any other remedies it may have, Landlord may, but is not required to, perform the same, and the cost thereof, together with interest thereon at the current prime rate of BankBoston, N.A., or any successor thereto, less two percentage points (2%), shall be deemed Additional Rent and shall be payable upon Landlord's demand.

5.abImprovements and Alterations.
    ----------------------------

5.1ab Improvements by Tenant. Tenant shall not make any alterations, renovations or improvements or cause to be installed any fixtures, exterior signs, floor covering, interior or exterior lighting or plumbing fixtures, shades or awnings or any other installations in, on, or to the Premises or any part thereof (including, without limitation, any structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus or equipment of any kind to any part of the Premises) unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant's expense, by an architect or other duly qualified person and shall have obtained Landlord's written approval thereof.

5.2ab Mechanic's Liens. Tenant shall keep the Premises free from any liens arising out of any work or service performed or material furnished by or for Tenant or any person or entity claiming through or under Tenant. Notwithstanding the foregoing, if any mechanic's or other lien shall be filed against the Premises, purporting to be for labor, services or material furnished or to be furnished at the request of Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within ninety
(90) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such ninety (90) day period, Landlord, in addition to any other remedies it may have, may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred, including attorneys' fees, in having such lien discharged of record.

5.3ab Contractor's Insurance. Prior to engaging any contractor, Tenant shall require any contractor performing work on the Premises at Tenant's request or on Tenant's behalf to carry and maintain such insurance in such amounts of coverage as Landlord may require from time to time, including contractor's liability coverage and workers' compensation insurance and to name Landlord as an additional insured upon the contractor's insurance policy for the terms and purpose of the work upon the Premises.

6.abUse of Premises. Tenant's use and occupancy of the Premises shall be for the purpose of conducting marketing, sales, customer service, and administrative services associated with its gas products division and all other ancillary uses relating thereto. Tenant shall not use or permit the Premises to be used for any significantly different purposes without the prior written consent of Landlord.

6.1ab Prohibited Uses. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or allow to be committed any material waste in or upon the Premises, reasonable wear and tear excepted. Tenant shall not cause or permit any hazardous or toxic substance, material or waste including without limitation any oil, pollutant, contaminant, hazardous waste, asbestos, or other hazardous substance, as such term or similar terms are now defined, used or understood in or under any federal, state, local or other governmental statute, rule, regulation, ordinance or order which relates in any way to the protection of the environment (the "Environmental Laws") to be used, stored, released, dumped or disposed of upon the Premises except in full compliance with and as otherwise allowed by the Environmental Laws. 6.2ab Compliance with Law. Tenant shall not use or permit the use of the Premises in any way in conflict with any law or governmental rule. Tenant shall, at Tenant's sole cost, promptly comply in all material respects with all such laws and governmental rules and regulations and with the requirements of any board of underwriters or other similar bodies now or hereafter constituted relating to the condition, use or occupancy of the
Premises whether or not expressly ordered to do so by the applicable governmental authority.

7.abMaintenance and Repairs. Responsibility for maintenance and repairs shall be allocated between Landlord and Tenant as follows:

7.1ab Tenant's Obligations. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises "as is", in good condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises and each and every part thereof in an orderly and sanitary condition, well-maintained and in good repair and appearance (except as hereinafter provided with respect to Landlord's obligations), including without limitation, the maintenance, replacement, painting and repair of any doors, door frames, windows, window casements, glass, floors and floor coverings, walls and wall surfaces and coverings, plumbing, pipes, electrical service, including panels, boxes, wiring and conduits. Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted. Any damage to property or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair shall be the responsibility of Tenant, shall be the obligation of and paid for by Tenant. Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages and liability in connection with Tenant's obligations under this Article 7, including, but not limited to, attorneys' and other professional fees, and any other costs and expenses which Landlord might reasonably incur. Any damage to adjacent premises caused by Tenant's use of the Premises shall be repaired at the sole cost and expense of Tenant.

7.2ab Landlord's Obligations. Upon receipt of written notice of the need for the same, Landlord shall, at Landlord's expense, repair and maintain the structural portions of the Premises, which include the foundation, exterior and load-bearing walls, structural members and roof, and shall maintain (without the requirement of notice) the exterior grounds, common areas, parking lots, sidewalks and walkways of the Property, including removal of snow and ice as required. In the event such maintenance and repairs are necessitated in whole or in part by the acts, neglect, fault, or omission of any duty by Tenant, Tenant's agents, servants, employees, or invitees, or any damage caused by breaking and entering, Tenant shall pay to Landlord the entire cost of such maintenance and repairs. Except as otherwise provided in this Section 7.2, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Premises or in or to fixtures, appurtenances, and equipment. Tenant waives the right to make repairs that are Landlord's obligation under this Lease at Landlord's expense under any law, statute, or ordinance now or hereafter in effect. Landlord shall have no responsibility for the maintenance, repair or replacement of anything which is Tenant's obligation as set forth in Section 7.1.

8.abHold Harmless. To the extent permitted by law, and except to the extent of Landlord's acts or omissions for which Landlord is solely negligent, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from, in connection with or related to (a) Tenant's use of the Premises,
(b) the conduct of Tenant's business, (c) any activity, work, or other things, done, permitted, or suffered by Tenant in or about the Premises, (d) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, (e) any act or negligence of Tenant or any officer, agent, employee, guest, or invitee of Tenant and (f) all costs (including attorneys' fees) and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. In any action or proceeding brought against Landlord by reason of any such claim described herein, Tenant, upon notice from Landlord, shall defend the same at Tenant's sole expense conferring from time to time with Landlord. To the extent permitted by law, Tenant hereby assumes all risk of damage to property or injury to persons of whatever status in, upon, or about the Premises from any cause other than the sole negligence of Landlord. Landlord or Landlord's agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Torrington Building, upon the Premises or from the pipes, appliances, heating and air conditioning system or plumbing works therein or from the road, street, or subsurface, or from any other place resulting from dampness, or from any other cause whatsoever, unless caused by or due to the sole negligence of Landlord or Landlord's agents. Tenant shall give prompt notice to Landlord in case of casualty or accidents upon the Premises.

9.abEntry by Landlord. At any and all reasonable times during regular business hours, upon one days' prior notice to Tenant, Landlord reserves and shall have the right to enter the Premises to inspect the same a reasonable number of times, to submit the Premises to prospective purchasers or tenants, to repair the Premises and any portion of the Torrington Building that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, using best efforts to avoid blocking the entrance to the Premises or the Torrington Building and providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, and any loss of occupancy to quiet enjoyment of the Premises.

10.abAssignment and Subletting. Tenant shall not either voluntarily or by operation of law assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein and shall not sublet the Premises or any part thereof or any right or privilege appurtenant thereto or allow any person (the employees, agents, servants, and invitees of Tenant excepted) to occupy or use the Premises or any portion thereof without the prior written consent of Landlord; provided, however, that Tenant may assign this Lease or sublet the Premises to an affiliate of Tenant without the consent of Landlord. Any such assignment or subletting without such required consent shall be voidable by Landlord and may constitute a default under the terms of this Lease. It is understood and agreed that Landlord may fully assign or encumber Landlord's interest in this Lease as Landlord. Landlord may assign or encumber the Annual Rent and/or the Adjusted Annual Rent herein provided to any person, partnership, corporation, or bank, and Tenant agrees when notified in writing by the assignee of such assignment to make the rental payments to assignee under the terms of said assignment.

11.abTenant's Default. The occurrence of any one or more of the following events shall constitute an event of default and breach of this Lease by Tenant:

11.1ab Abandonment. Tenant vacates or abandons the Premises for a continuous period in excess of five (5) business days.

11.2ab Failure to Pay Obligations. Tenant fails to make any payment of Annual Rent or the Adjusted Annual Rent, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) business days after written notice thereof by Landlord to Tenant.

11.3ab Failure to Observe Other Covenants. Tenant fails to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in Section 11.2 herein, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for cure of such condition, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) days and thereafter diligently prosecutes such cure to completion.

12.abRemedies on Default. In the event of any default or breach by Tenant, Landlord may, at any time thereafter with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, exercise any of the following remedies:

12.1ab Termination of Possession. Landlord may terminate Tenant's right to possession of the Premises by written notice to Tenant or any other lawful means, terminate this Lease by written notice to Tenant, revoke Tenant's right to any free rent or other lease concessions and recover the value of any such concessions made, re-enter and take possession of the Premises and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation, all unpaid Annual Rent or the Adjusted Annual Rent and other obligations of Tenant under this Lease including without limitation, accrued interest, the cost of recovering possession of the Premises, the expenses of reletting, the costs of removing persons and property from the Premises, the costs of repairing or altering the Premises for reletting, brokers' commissions, and legal costs including attorneys' fees whether suit is brought or not, and any other costs or damages arising out of Tenant's default. Notwithstanding any termination of this Lease, re-entry or reletting of the Premises, the liability of Tenant for the Annual Rent or the Adjusted Annual Rent and other charges and adjustments for the balance of the Term shall not be extinguished and Tenant shall pay and Landlord may recover from Tenant at the time of termination, re-entry, or reletting, the amount of such rents reserved in this Lease for the balance of the Term (even if in excess of the then reasonable rental value of the Premises or any part thereof) without first terminating Tenant's right to possession pursuant to this Lease. Landlord reserves the right, at any time thereafter, to elect to terminate Tenant's right to possession to the Premises for the default that originally resulted in the reletting.

12.2ab Enforcement of Lease. Landlord may maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Annual Rent or the Adjusted Annual Rent other obligations of Tenant under this Lease, and any other charges, interest and adjustments as may become due hereunder. Landlord's failure or inability to relet the Premises or any part thereof shall not reduce or restrict or in any way affect Landlord's right to recover from Tenant all such rent and other sums as the same become due, and, despite such failure or inability to so relet the Premises or any part thereof.

12.3ab Other Remedies. Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the Commonwealth of Massachusetts, in addition to the foregoing. It is understood and agreed that Landlord's remedies hereunder are cumulative, and the exercise of any right or remedy shall not constitute a waiver, merger or extinguishment of any other right or remedy.

12.4ab Removal of Personal Property. In the event of a retaking of possession of the Premises by Landlord, Tenant shall remove all personal property located thereon and, upon failure to do so upon demand of Landlord, Landlord may remove and store the same in any place selected by Landlord, including without limitation a public warehouse, at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days of more, Landlord may sell any or all of such personal property at a public or private sale or auction and shall apply the proceeds of such sale first to the cost of such sale, secondly to the payment of the charges for storage, if any, and thirdly to the payment of any other sums of money which may be due from Tenant to Landlord under the terms of this Lease, and the balance, if any, to Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's lawfully re-entering and taking possession of the Premises or lawfully removing and storing the personal property of Tenant as herein provided and will hold Landlord harmless from loss or damages occasioned by Landlord thereby, and no such lawful re-entry shall be considered or construed to be a forcible or unlawful entry or detainer.

13.abDamage and Reconstruction. Should the Premises be damaged during the term of this Lease, Tenant shall immediately notify Landlord, and the rights and responsibilities of Landlord and Tenant shall then be as follows:

13.1ab Insured Damage. In the event the Premises are damaged by fire or other perils covered by Landlord's casualty or property insurance, Landlord agrees forthwith to commence repair of the same to the extent of insurance proceeds available and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Annual Rent and/or the Adjusted Annual Rent (but not other obligations hereunder) from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall cause undue interference with the business carried on by Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or Tenant's employees, there shall be no abatement of the Annual Rent.

13.2ab Other Damage. In the event the Premises are damaged as the result of any cause other than the perils covered by Landlord's casualty insurance or for which insurance proceeds are insufficient fully to cover, then Landlord agrees forthwith to commence repair of the same, only in the case that the extent of the destruction of the Premises is less than ten percent (10%) of the then full replacement cost of the Premises. In the event the destruction of the Premises is to an extent of ten percent (10%) or more of the full replacement cost of the Premises, then Landlord shall have the option (a) to repair or restore such damage, this Lease continuing in full force and effect, but the Annual Rent and/or the Adjusted Annual Rent shall be proportionately reduced as provided above in Section 13.1; or (b) to give notice to Tenant at any time within sixty
(60) days after such damage, terminating this Lease as of the date specified in the notice, which date shall be no more than thirty (30) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Annual Rent and/or the Adjusted Annual Rent shall be fully abated, and all other obligations of Tenant under this Lease shall be deemed fully performed as of the date of such termination. At Tenant's sole option, it may, upon notice to Landlord and in accordance with Article 5 of this Lease, effect all necessary repairs and reinstate this Lease. Tenant's obligation to pay Annual Rent and/or the Adjusted Annual Rent , but not the other obligations hereunder, during any period of repair shall be abated, so long as such period does not exceed one hundred eighty (180) days.

13.3ab Damage to Tenant's Property. Landlord shall not be required to repair or make whole any injury or damage by fire or other cause or peril or to make any repairs or replacements of any fixtures or other personal property of Tenant. Tenant shall maintain hazard insurance to cover hazards to its personal property.

14.abEminent Domain.
     --------------

14.1ab Taking. If fifty percent (50%) or more of the Premises or the improvements thereon shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, Tenant shall have the right at its option within sixty (60) days after said taking to terminate this Lease upon thirty (30) days' written notice.

14.2ab Partial Taking. If less than fifty (50%) percent of the Premises or the improvements thereon are taken, or fifty percent (50%) or more of the Premises or the improvements thereon are taken and Tenant elects not to terminate as herein provided, the Annual Rent thereafter to be paid shall be equitably reduced.

14.3ab Award. In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards, payments or settlements which may be given, made or ordered and Tenant shall have no claim against the condemning authority or Landlord for the value of any unexpired term of this Lease, and Tenant hereby assigns to Landlord any and all claims to any award, payments or settlement. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant's business, or for Tenant's moving expenses.

15.abSigns.

15.1ab Tenant Signs. Tenant may, at Tenant's sole expense, place external signs on the Premises, provided such signs have been approved in advance by Landlord, and provided such signs do not violate any statute or regulation existing during the term of this Lease. Tenant shall pay the costs of removal of such signs upon termination of the Lease, and such signs shall be the property of Tenant.

15.2ab "For Lease" Signs. At any time within One Hundred Eighty (180) days prior to the expiration of this Lease, Landlord may place upon the Premises "for lease" signs.

16.abSubordination. Tenant agrees that this Lease shall be subordinate to any mortgage or deed of trust that is now or may hereafter be placed upon the Premises and to any and all advances to be made thereunder, to the interest thereon, and all renewals, replacements, and extensions thereof; provided, the lender secured by and named in such mortgage or deed of trust shall agree in writing to recognize this Lease of Tenant in the event of foreclosure, if Tenant is not in default. Tenant agrees to take all actions and to execute and deliver all certificates, instruments, documents and agreements, including, without limitation, agreements of subordination, waiver and attornment, necessary or proper to effect the foregoing.

17.abTenant's Statement. Tenant shall at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rental and other charges are paid in advance, if any; (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and (c) setting forth the date of commencement of Annual Rent and expiration of the Term hereof. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises. Failure to provide such statement within ten (10) days shall be deemed confirmation of the statement of Landlord regarding each of the foregoing items.

18.abAuthority of Parties. Each of Tenant and Landlord represents and warrants that it is a duly organized and in good standing and that the execution, delivery and performance of this Lease has been duly authorized by all requisite corporate action. Each individual executing this Lease on behalf of Tenant and Landlord represents and warrants that he or she is duly authorized to execute, deliver and perform this Lease for, in the name of and on behalf of the respective party, in accordance with the bylaws of such organization, and that this Lease is legally binding upon and enforceable against such entity in accordance with its terms. Upon request, each of Tenant and Landlord agrees to provide a Certificate of Officer verifying the authority and position of each signatory.

19.abGeneral Provisions. Landlord and Tenant agree to the following general provisions:

19.1ab Waiver. A waiver by Landlord of any term, covenant, or condition herein contained shall not be deemed to be a future waiver of such term, covenant, or condition, nor the waiver of any other term, covenant or condition herein contained. The subsequent acceptance of any payment hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay a particular rental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of any such rent.

19.2ab Time. Time is of the essence of this Lease and each and all its provisions in which performance is a factor.

19.3ab Headings. The heading and section titles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

19.4ab Successors and Assigns. The covenants and conditions herein contained subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

19.5ab Quiet Possession. Upon Tenant paying all of the obligations hereunder and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease. The Premises are leased subject to any and all existing encumbrances, conditions, rights, covenants, easements, restrictions, rights-of-way, and any matters of record, applicable zoning and building laws, and such matters as may be disclosed by inspection or survey.

19.6ab Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective or binding upon any party until fully executed by both parties hereto.

19.7ab Partial Invalidity. Any provisions of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provision shall remain in full force and effect.

19.8ab Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall whenever possible be cumulative with all other remedies at law or in equity.

19.9ab Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of laws.

19.10ab Real Estate Commission. There are no brokers eligible to receive commissions.

19.11ab Notice. Any notices or other communications required or permitted hereunder or otherwise in connection herewith shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on receipt after dispatch by express, registered or certified mail, postage prepaid, addressed, as follows:

                  If to Landlord:
                  Sterling Realty Trust
                  10 Tekoa Terrace
                  Westfield, MA 01085
                  Attention: John E. Reed, Trustee

                  If to Tenant:
                  Mestek, Inc.
                  260 North Elm Street
                  Westfield, MA 01085
                  Attention: Stephen M. Shea, Sr. Vice President-Finance

19.12ab Survival. All agreements, covenants, warranties, representations and indemnification contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive the expiration or sooner termination of this Lease.

                            Signatures on next page.

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement as of the date first set forth above.

                                             LANDLORD:
                                             STERLING REALTY TRUST

                                             /S/  JOHN E. REED
                                             -----------------------------
                                             By:      John E. Reed
                                             Its:     Trustee


                                             TENANT:
                                             MESTEK, INC.

                                             /S/  STEPHEN M. SHEA
                                             ---------------------------
                                             By:      Stephen M. Shea
                                             Its:     Sr. Vice President-Finance